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December 14, 2015

Naked Brand Group Inc.
10th Floor - 95 Madison Avenue
New York, New York 10016

Re:	Naked Brand Group Inc. (formerly Search By Headlines.Com Corp.) (the “Company”) Form S-1 (Registration File No. 333-207110) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Nevada, in connection with the filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement relating to the proposed public offering by the Company (the “Offering”) of up to $9,315,000 in shares (which maximum Offering amount includes shares subject to the underwriters’ over-allotment option) (collectively, the “Shares”) of common stock, $0.001 par value, of the Company.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of :

1.     Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on May 17, 2005;

2.     Articles of Merger of the Company, as filed with the Secretary of State of the State of Nevada on August 27, 2012;

3.     Certificate of Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on September 2, 2014;

4.     Certificate of Change, as filed with the Secretary of State of the State of Nevada on August 5, 2015, effective as of August 10, 2015;

DUANE MORRIS LLP
1540 BROADWAY NEW YORK, NY 10036-4086	PHONE: +1 212 692 1000 FAX: +1 212 692 1020

Naked Brand Group, Inc.
December 14, 2015

5.     Amended Bylaws of the Company in the form filed with the Securities and Exchange Commission; and

6.     Resolutions of the Board of Directors of the Company adopted by unanimous written consent on September 24, 2015.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus and prospectus supplement that are part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Naked Brand Group, Inc.
December 14, 2015

Very truly yours,

/s/ Duane Morris LLP

Duane Morris LLP